Exhibit 99.1

NEWS FOR RELEASE: 10/26/2006, 4pm ET                    CONTACT:  Lee Brown
                                                        (719) 481-7213
                                                        lee.brown@ramtron.com

                       RAMTRON REPORTS THIRD-QUARTER 2006
                               FINANCIAL RESULTS

                  Company Reports GAAP EPS of $0.02; Record FRAM
                     Product Revenue Reaches $10.7 Million

COLORADO SPRINGS, CO - October 26, 2006 - Semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading supplier of nonvolatile ferroelectric random access memory (FRAM) and integrated semiconductor products, today reported its financial results for the third quarter ended September 30, 2006.

Revenue for the third quarter increased 28% to $11.2 million, compared with $8.8 million for the same quarter of 2005. Product sales grew 28% to $10.7 million, up from $8.4 million for the same quarter a year earlier. Third- quarter income from continuing operations under generally accepted accounting principles (GAAP) was $517,000, or $0.02 per share (basic and diluted), compared with a loss from continuing operations of $2.2 million, or a loss of $0.09 per share (basic and diluted), for the same quarter a year earlier.

Non-GAAP income from continuing operations, which excludes stock-option expense and amortization of purchased IP, for the third quarter of 2006, was $871,000, or $0.04 per share (basic). Our reconciliation of non-GAAP income from continuing operations to GAAP income from continuing operations is provided in a table following the attached Non-GAAP Consolidated Statements of Operations. Effective January 1, 2006, Ramtron adopted SFAS 123(R), "Share-Based Payment." For the third-quarter 2006, the company recorded a non-cash, stock-based compensation charge of $273,000 that is recorded directly in cost of product sales, research and development, sales and marketing, and general and administrative expenses.

"Overall product revenue for the nine months of 2006 has grown more than 24% over 2005, which puts us on track to beat the high end of our 20% growth target for the full year," said Bill Staunton, Ramtron CEO. "Third-quarter FRAM product revenue came from a diverse customer base and was the highest in Ramtron's history, eclipsing ENEL-concentrated revenue of $10.2 million for the third quarter of 2004. The more diversified customer base and markets we serve today have increased the quality of our revenue stream considerably.

"Our September 30, 2006 cash balance grew $1.2 million to over $5.1 million and inventories declined $655,000 from the second quarter of 2006 due to our continued focus on operational efficiency and our initiatives to lower inventories," Staunton added. "We generated more than $1.3 million in cash from operations during the third quarter, and our EBITDA was $1.4 million."

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Product Business Highlights:
---------------------------

  - Total product sales were $10.7 million, up 28% from the year-ago comparable quarter.

  - Product gross margin was 53%, unchanged from the year-ago comparable quarter.

  - Period-to-period comparison of product revenue growth for the nine months ended September 30, 2006 was 24%.

  - Third-quarter 2006 marked the sixth quarter of sequential product sales improvement.

  - Core FRAM product-revenue growth, which excludes sales to ENEL, increased 39% for the nine months ended September 30, 2006 compared with the same period a year earlier.

Integrated Semiconductor Product Highlights:
-------------------------------------------

  - Integrated product revenue, which includes FRAM Processor Companion, HVDAC and microcontroller sales, held steady at 8% of product revenue, increasing 28% to $874,000, compared with $682,000 for the year-ago quarter.

Product Introductions:
---------------------

  - Ramtron announced four new products during the quarter including two serial 512Kb stand-alone FRAM memories, a reduced-cost 64Kb processor companion aimed at cost-sensitive consumer TV and printer applications, and an AEC-Q100 qualified 16Kb serial memory for the automotive market.

Business Outlook
----------------

The following statements are based on Ramtron's current expectations of results for continuing operations in the fourth quarter of 2006. These statements are forward looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

  - Product revenue for the fourth quarter ending December 31, 2006, is currently anticipated to be between $10.2 million and $11.2 million.

  - Other revenue for the fourth quarter, including license and development fees and royalties, is expected to be approximately $300,000.

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
  - Gross margin for the fourth quarter is currently anticipated to be between 51% and 55%; operating expenses are expected to be between $5.0 million and $6.0 million.

  - Stock-option expense for the fourth quarter is anticipated to be approximately $325,000, and amortization of purchased IP is anticipated to be approximately $80,000.

  - Revenue and gross margin projections are based on, among other things, assumptions that FRAM product orders, including the rate of shipments to Ramtron's customers, will conform to management's current expectations. Costs and expenses fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products and SFAS 123(R)-related stock option expenses.

Conference Call
---------------

Ramtron International's investor teleconference today will be webcast live on the corporate website. Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts. The company plans to extend the Q&A session by inviting questions from individual investors, who may enter them from their personal computers or handheld devices. As time permits, management will read selected questions aloud to the teleconference audience and then respond accordingly.

How to Participate
------------------

Ramtron Third-Quarter 2006 Results Teleconference
October 26, 2006 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at (706) 645-9291, passcode #8229548.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets.

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
Non-GAAP Financial Measures
---------------------------

In this release, the presentation of non-GAAP financial data is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles (GAAP), and the company's non-GAAP disclosures are not presented in accordance with GAAP and are not intended to be used in lieu of the GAAP presentation of results of operations and measures of performance. Non-GAAP financial measures are presented because management believes they provide additional useful information to investors with respect to the performance of Ramtron's fundamental business activities. Management believes the most directly comparable GAAP financial measure is income from continuing operations and has provided a reconciliation of non-GAAP to GAAP income from continuing operations in this press release.

Cautionary Statements
---------------------

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin, and operating expenses for the fourth quarter of 2006. Also, statements indicating that the company is positioned to beat the high end of its 2006 product revenue outlook and the company's optimism about future growth opportunities are forward looking. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; the foundry partner's timely ability to successfully manufacture products for Ramtron; the foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's test or assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; and the risk factors listed from time to time in Ramtron's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports filed during 2006. SEC-filed documents are available at no charge at the SEC's website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.
                          (financial statements attached)

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
                         RAMTRON INTERNATIONAL CORPORATION
                        THIRD-QUARTER FINANCIAL HIGHLIGHTS
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Amounts in thousands, except per-share amounts)
                                   (Unaudited)

                                    Three Months Ended    Nine Months Ended
                                      September 30,          September 30,
                                      2006     2005         2006      2005
                                    --------  --------    --------  --------
Revenue:
   Product sales                    $10,746   $ 8,374     $29,941   $24,087
   License and development fees         179       179         537       537
   Royalties                            233       198         545       587
   Customer-sponsored research and
      development                        --        --          --       250
                                    --------  --------    --------  --------
                                     11,158     8,751      31,023    25,461
                                    --------  --------    --------  --------
Costs and expenses:
   Cost of product sales              5,052     3,924      14,165    11,625
   Provision for inventory write-off     --        21          --       857
   Research and development           2,471     1,798       7,334     5,039
   Customer-sponsored research and
      development                        --        --          --       321
   Sales and marketing                1,642     1,155       4,494     3,631
   General and administrative         1,326     1,254       3,971     3,214
   Write-off of in-process research
      and development                    --     1,067          --     1,067
   Write down of debt extinguishment
      and loss on extinguishment         --     1,624          --     1,624
                                    --------  --------    --------  --------
                                     10,491    10,843      29,964    27,378
                                    --------  --------    --------  --------
Operating income (loss) from
   continuing operations                667    (2,092)      1,059    (1,917)

Interest expense, related party          --        --          --      (162)
Interest expense, other                (155)      (86)       (472)     (479)
Other income (loss), net                 23        (1)        102        47
                                    --------  --------    --------  --------
Income (loss) from continuing
   operations before income tax
   provision                            535    (2,179)        689    (2,511)
Income tax provision                    (18)       --         (53)       --
                                    --------  --------    --------  --------
Income (loss) from continuing
   operations                           517    (2,179)        636    (2,511)
Loss from discontinued operations        --       (98)         --    (3,949)
                                    --------  --------    --------  --------
Net income (loss)                   $   517   $(2,277)    $   636   $(6,460)
                                    ========  ========    ========  ========

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Net income (loss) per common share:

Basic:
   Income (loss) from continuing
      operations                    $  0.02   $ (0.09)    $  0.03   $ (0.11)
   Loss from discontinued operations     --     (0.01)         --     (0.18)
                                    --------  --------    --------  --------
   Total                            $  0.02   $ (0.10)    $  0.03   $ (0.29)
                                    ========  ========    ========  ========
 Diluted:
   Income (loss) from continuing
      operations                    $  0.02   $ (0.09)    $  0.03   $ (0.11)
   Loss from discontinued operations     --     (0.01)         --     (0.18)
                                    --------  --------    --------  --------
   Total                            $  0.02   $ (0.10)    $  0.03   $ (0.29)
                                    ========  ========    ========  ========
Weighted average common shares
   outstanding:

Basic                                24,444    23,110      24,407    22,652
                                    ========  ========    ========  ========
Diluted                              24,781    23,110      24,619    22,652
                                    ========  ========    ========  ========

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
                         CONSOLIDATED BALANCE SHEETS
                           (Amounts in thousands)
                                  (Unaudited)

                                               September 30,   December 31,
                                                   2006           2005
                                               -------------   ------------
ASSETS

Current assets:
  Cash and cash equivalents                       $ 5,166        $ 3,345
  Accounts receivable, net                          7,248          6,234
  Inventories                                       4,879          7,118
  Other current assets                                544            857
                                                  -------        -------
Total current assets                               17,837         17,554

Property, plant and equipment, net                  4,636          4,732
Goodwill, net                                       2,105          2,008
Intangible assets, net                              8,056          8,310
Other assets                                          156            212
                                                  -------        -------
Total assets                                      $32,790        $32,816
                                                  =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $ 3,306        $ 3,841
  Accrued liabilities                               1,172          1,084
  Deferred revenue                                  1,040          1,142
  Current portion of long-term debt                 1,365          1,354
                                                  -------        -------
Total current liabilities                           6,883          7,421

Long-term deferred revenue                          3,044          3,764
Long-term debt                                      6,118          7,137
                                                  -------        -------
Total liabilities                                  16,045         18,322

Stockholders' equity                               16,745         14,494
                                                  -------        -------
                                                  $32,790        $32,816
                                                  =======        =======

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                          RAMTRON INTERNATIONAL CORPORATION
                         THIRD-QUARTER FINANCIAL HIGHLIGHTS
                  NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Amounts in thousands, except per-share amounts)
                                  (Unaudited)

                                                      Three Months Ended
                                                  ---------------------------
                                                   Sep. 30,         Sep. 30,
                                                     2006             2005
                                                  ----------       ----------
Revenue:
  Product sales                                     $10,746          $ 8,374
  License and development fees                          179              179
  Royalties                                             233              198
                                                    --------         --------
                                                     11,158            8,751
                                                    --------         --------
Costs and expenses:
  Cost of product sales                               5,023(1)         3,924
  Provision for inventory write-off                      --               21
  Research and development                            2,345(1)(2)      1,798
  Sales and marketing                                 1,619(1)         1,155
  General and administrative                          1,150(1)         1,254
  Write-off of in-process research and development       --            1,067
  Write down of debt extinguishment
     and loss on extinguishment                          --            1,624
                                                    --------         --------
                                                     10,137           10,843
                                                    --------         --------
Operating income (loss) from continuing operations    1,021           (2,092)

Interest expense, other                                (155)             (86)
Other income (loss), net                                 23               (1)
                                                    --------         --------
Income from continuing operations
   before income tax provision                          889           (2,179)
Income tax provision                                    (18)              --
                                                    --------         --------
Income (loss) from continuing operations                871           (2,179)
Loss from discontinued operations                        --              (98)
                                                    --------         --------
Net income (loss)                                   $   871          $(2,277)
                                                    ========         ========

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
Net income (loss) per common share:

Basic:
  Income (loss) from continuing operations          $  0.04          $ (0.09)
  Loss from discontinued operations                      --            (0.01)
                                                    --------         --------
  Total                                             $  0.04          $ (0.10)
                                                    ========         ========
Weighted average common shares outstanding:

Basic                                                24,444           23,110
                                                    ========         ========
----------
(1)  Excludes stock-option expense
(2)  Excludes amortization of purchased IP

See reconciliation table on following page for specific amounts.

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
                      RECONCILIATION OF THIRD-QUARTER 2006
                         GAAP INCOME TO NON-GAAP INCOME
                              (Amounts in thousands)

                                   As reported GAAP                                    Non-GAAP
                                        income                                        income from
                                   from continuing    Stock option   Amortization of  continuing
                                      operations       expense(1)    purchased IP(2)  operations
                                   -----------------  ------------   ---------------  -----------
Total revenue                         $11,158                                           $11,158
                                      --------                                          --------
Operating expenses
  Cost of product sales               $ 5,052           $   (29)               --       $ 5,023
  Research and development              2,471               (45)          $   (81)        2,345
  Sales and marketing                   1,642               (23)               --         1,619
  General and administrative            1,326              (176)               --         1,150
                                      --------          --------          --------      --------
Total operating expenses              $10,491           $  (273)          $   (81)      $10,137
                                      --------          --------          --------      --------
Operating income from
  continuing operations               $   667                                           $ 1,021
                                      --------                                          --------
Interest expense, other                  (155)                                             (155)
Other income                               23                                                23
                                      --------                                          --------
Income from continuing operations
  before income tax provision         $   535                                           $   889
Income tax provision                      (18)                                              (18)
                                      --------                                          --------
Income from
  continuing operations               $   517                                           $   871
                                      ========                                          ========

------------
(1) stock-option expenses excluded in Non-GAAP Consolidated Statements of Operations
(2) amortization of purchased IP expense excluded in Non-GAAP Consolidated Statements of Operations

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